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                                                                     EXHIBIT 5.1


             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]


                                                                     FILE NUMBER
                                                                       868555


                                 October 5, 1998


Pan Pacific Retail Properties, Inc.
1631-B South Melrose Drive
Vista, California 92083

               Re:    Registration Statement on Form S-3
                      Registration No. 333-63743
                      -----------------------------------

Ladies and Gentlemen:

               We have served as Maryland counsel to Pan Pacific Retail Properties, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the offer by the Company from time to time in one or more classes or series of (i) its debt securities (the "Debt Securities"), (ii) shares of its Common Stock, $0.01 par value per share (the "Common Stock"), (iii) shares of its Preferred Stock, $0.01 par value per share (the "Preferred Stock"), (iv) shares of Preferred Stock represented by Depositary Shares (such shares of Preferred Stock, the "Depositary Shares"), and
(v) warrants to purchase Common Stock or Preferred Stock (the "Warrants") in amounts, at prices and on terms to be determined at the time of Offering, with an aggregate public offering price of up to $400,000,000 (collectively, the "Securities"), covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

               In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

               1. The Registration Statement, including the related form of prospectus included therein, in the form in which it was transmitted to the Securities and Exchange Commission (the "Commission") under the 1933 Act;

               2. The charter of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");


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Pan Pacific Retail Properties, Inc.
October 5, 1998
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               3. The Bylaws of the Company, certified as of a recent date by an officer of the Company;

               4. Resolutions adopted by the Board of Directors of the Company relating to the sale, issuance and registration of the Securities, certified as of a recent date by an officer of the Company;

               5. The form of certificate representing a share of the Common Stock, certified as of a recent date by an officer of the Company;

               6. The form of Indenture to be executed by the Company in connection with the issuance of the Debt Securities, certified as of a recent date by an officer of the Company;

               7. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

               8. A certificate executed by an officer of the Company, dated as of the date hereof; and

               9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

               In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

               1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

               2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

               3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

               4. Any Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts will not differ in any respect relevant to this opinion from the form and content of such Documents upon execution and delivery. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or conduct of the parties or otherwise.


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Pan Pacific Retail Properties, Inc.
October 5, 1998
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               5. The issuance and certain terms of the Securities to be issued by the Company from time to time will be authorized and approved by the Board of Directors of the Company, or a duly authorized committee thereof, in accordance with and not in violation of the Maryland General Corporation Law (the "MGCL"), the Charter and the Bylaws (with such approval referred to herein as the "Corporate Proceedings").

               6. The form of certificate representing a share of the Preferred Stock will conform in all respects to the requirements of the MGCL.

               7. The form of Warrant Agreement to be executed by the Company in connection with the issuance of the Warrants will conform in all respects to the requirements of the MGCL.

               8. The form of Deposit Agreement to be executed by the Company in connection with the issuance of the Depositary Shares will conform in all respects to the requirements of the MGCL.

               The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

               Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

               1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

               2. Upon completion of the Corporate Proceedings relating to any of the Securities that are Common Stock (including any Common Stock which may be issued upon conversion of any other Securities) and upon the due execution, countersignature and delivery of certificates representing the Common Stock, the Common Stock will be duly authorized and, when and if delivered in accordance with the resolutions of the Board of Directors, or a duly authorized committee thereof, authorizing their issuance, will be (assuming that, upon issuance, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue) validly issued, fully paid and non-assessable.

               3. Upon completion of the Corporate Proceedings relating to any of the Securities that are Preferred Stock (including any Preferred Stock which may be issued upon conversion of other Securities) and upon the due execution, countersignature and delivery of certificates representing the Preferred Stock, the Preferred Stock will be duly authorized and, when and if delivered in accordance with the resolutions of the Board of Directors, or a duly authorized committee thereof, authorizing their issuance, will be (assuming that, upon issuance, the total number of shares of Preferred Stock issued and outstanding will not exceed the total number of shares of Preferred Stock that the Company is then authorized to issue) validly issued, fully paid and non-assessable.



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Pan Pacific Retail Properties, Inc.
October 5, 1998
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               4. Upon completion of the Corporate Proceedings relating to any of the Securities that are Warrants and upon the due execution, countersignature and delivery of certificates evidencing the Warrants, the Warrants will be duly authorized and, when and if delivered in accordance with the resolutions of the Board of Directors, or a duly authorized committee thereof, authorizing their issuance, will be (assuming that upon exercise of the Warrants, the total number of shares of either Common Stock or Preferred Stock issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock that the Company is then authorized to issue) validly issued, fully paid and non-assessable.

               5. Upon completion of the Corporate Proceedings relating to any of the Securities that are Depositary Shares and upon the due execution, countersignature and delivery of Depositary receipts evidencing the Depositary Shares, the Depositary Shares will be duly authorized and, when and if delivered in accordance with the resolutions of the Board of Directors, or a duly authorized committee thereof, authorizing their issuance, will be (assumed that upon issuance, the total number of shares of Preferred Stock represented by the Depositary Shares will not exceed the total number of shares of Preferred Stock that the Company is then authorized to issue) validly issued, fully paid and non-assessable.

               6. Upon completion of the Corporate Proceedings relating to any of the Securities that are Debt Securities and upon the due execution, countersignature and delivery of certificates representing the Debt Securities, the Debt Securities will be duly authorized.

               The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

               We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

               This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than Latham & Watkins, counsel to the Company) without, in each instance, our prior written consent.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.


                                      Very truly yours,

                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                      ------------------------------------------
                                          Ballard Spahr Andrews & Ingersoll, LLP